As filed with the Securities and Exchange Commission on October 18, 1999
                                                      Registration No. 333-88319
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------


                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------


                         QUERYOBJECT SYSTEMS CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
                         (State or other jurisdiction of
                         incorporation or organization)

                                   94-3087939
                                  (IRS Employer
                             Identification Number)

                           ---------------------------


                         60 Charles Lindbergh Boulevard
                            Uniondale, New York 11553
                           (516) 228-8500 (Telephone)
                           (516) 228-8584 (Telecopier)
              (Address, Including Zip Code, and Telephone Number of
                    Registrant's Principal Executive Offices)

                           ---------------------------

                                 Daniel M. Pess
                         QueryObject Systems Corporation
                         60 Charles Lindbergh Boulevard
                            Uniondale, New York 11553
--------------------------------------------------------------------------------


            (Name, Address, Including Zip Code, and Telephone Number
                              of Agent for Service)
                                    Copy to:
                              David J. Adler, Esq.
                          Kenneth A. Schlesinger, Esq.
                 Olshan Grundman Frome Rosenzweig & Wolosky LLP
                                 505 Park Avenue
                            New York, New York 10022

                           ---------------------------

                  Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

                  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/

                  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

                  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

                  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a) may determine.

         The prospectus contained within this Registration Statement also relates to Common Stock issuable (i) upon the conversion of outstanding shares of Series A Convertible Preferred Stock and Series B Preferred Stock of the Company issued in private placements in 1998, (ii) upon the exercise of warrants and options issued in or in connection with such private placements, and (iii) upon the exercise of certain other warrants and options. Such shares of Common Stock were registered previously under cover of a Form S-3 Registration Statement (Registration No. 333-69101). The filing fees for such securities were previously paid.

                              --------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

             ITEM 14.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The expenses in connection with the issuance and distribution of the securities being registered, all of which will be paid by the Registrant, are as follows:



SEC Registration Fee........................            $ 2,453.63
Accounting Fees and Expenses................            $10,000.00
Legal Fees and Expenses.....................            $20,000.00
Blue Sky Fees and Expenses..................            $10,000.00
Miscellaneous Expenses......................             $2,546.37
Total.......................................            $45,000.00
                                                        ==========

ITEM 15.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

         As permitted by the Delaware General Corporation Law ("DGCL"), the Company's Certificate of Incorporation, as amended, limits the personal liability of a director or officer to the Company for monetary damages for breach of fiduciary duty of care as a director. Liability is not eliminated for
(i) any breach of the director's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payment of dividends or stock purchase or redemptions pursuant to Section 174 of the DGCL, or (iv) any transaction from which the director derived an improper personal benefit.

         The Company has also entered into indemnification agreements with each of its directors and executive officers. The indemnification agreements provide that the directors and executive officers will be indemnified to the fullest extent permitted by applicable law against all expenses (including attorneys' fees), judgments, fines and amounts reasonably paid or incurred by them for settlement in any threatened, pending or completed action, suit or proceeding, including any derivative action, on account of their services as a director or officer of the Company or of any subsidiary of the Company or of any other company or enterprise in which they are serving at the request of the Company. No indemnification will be provided under the indemnification agreements, however, to any director or executive officer in certain limited circumstances, including on account of knowingly fraudulent, deliberately dishonest or willful misconduct. To the extent the provisions of the indemnification agreements exceed the indemnification permitted by applicable law, such provision may be unenforceable or may be limited to the extent they are found by a court of competent jurisdiction to be contrary to pubic policy.

DELAWARE LAW

         The Company is subject to Section 203 of the DGCL, which prevents an "interested stockholder" (defined in Section 203, generally, as a person owning 15% or more of a corporation's outstanding voting stock) from engaging in a "business combination" with a publicly-held Delaware corporation for three years following the date such person became an interested stockholder, unless: (i) before such person became an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination; (ii) upon consummation of the transaction that resulted in the interested stockholder's becoming an interested stockholder, the interested stockholder owns at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (subject to certain exceptions), or (iii) following the transaction in which such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of 66% of the outstanding voting stock of the corporation not owned by the interested stockholder. A "business combination" includes mergers, stock or asset sales and other transactions resulting in a financial benefit to the interested stockholder.

         The provisions of Section 203 of the DGCL could have the effect of delaying, deferring or preventing a change in the control of the Company.

Item 16.          Exhibits.

                  Exhibit Index

         4.5*     Form  of  Warrant  issued  in  connection   with  the  private
                  placements consummated in October and November 1998 (Incorporated by reference to Exhibit 99-D to the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1998).

         4.6* Form of Warrant issued in connection with the private placement consummated in July 1997 (Incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form SB-2, No. 333-34667).

         4.7* Form of Representative's Purchase Option granted to GKN Securities Corp. (Incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form SB-2, No. 333-34667).

         4.8* Form of Purchase Option granted to Southeast Research Partners in connection with the private placements consummated in October and November 1998 (Incorporated by reference to Exhibit 4.8 to the Company's Form S-3, No. 333-69101).

         4.9* Certificate of Designations, Preferences and Other Rights and Qualifications of Series A Convertible Preferred Stock (Incorporated by reference to Exhibit 99-A to the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1998).

         4.10* Certificate of Correction to the Certificate of Designations, Preferences and Other Rights and Qualifications of Series A Convertible Preferred Stock (Incorporated by reference to
                  Exhibit 99-B to the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1998).

         4.11* Certificate of Designations, Preferences and Other Rights and Qualifications of Series B Convertible Preferred Stock (Incorporated by reference to Exhibit 99-C to the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1998).

         4.12* Certificate of Designations, Preferences and Other Rights and Qualifications of Series C Convertible Preferred Stock.

         4.13*    Form  of  Warrant  issued  in  connection   with  the  private
                  placement consummated in June and July of 1999.

         4.14* Form of Purchase Option granted to Seaboard Securities, Inc. in connection with the private placement consummated in June and July of 1999.

         4.15 Form of Purchase Option granted to GKN Securities Corp. in connection with the private placement consummated in June and July of 1999.

         5 Opinion of Olshan Grundman Frome Rosenzweig & Wolosky LLP with respect to the securities registered hereunder.

         23(a)*   Consent of PricewaterhouseCoopers LLP.

         23(c) Consent of Olshan Grundman Frome Rosenzweig & Wolosky LLP (included within Exhibit 5).

         24(a)* Powers of Attorney (included on the Signature page to the Registration Statement).

---------------------
*        previously filed


ITEM 17.          UNDERTAKINGS

                  The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)      To remove from registration by means of a post-effective  amendment any
         of  the  securities   being  registered  which  remain  unsold  at  the
         termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange act of
1934) that is incorporated
by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against each such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and authorizes this Registration Statement to be signed on its behalf by the undersigned, the City of New York, State of New York, on the 18th day of October, 1999.

                                   QUERYOBJECT SYSTEMS CORPORATION
                                        (Registrant)

                                   By: /s/ Robert Thompson
                                       ---------------------------------
                                           Robert Thompson
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

        Signature                   Title                            Date

    *                      Chairman of the Board                October 18, 1999
-----------------------
Alan W. Kaufman


/s/ Robert Thompson        President and Chief Executive        October 18, 1999
-----------------------    Officer (Principal Executive Officer)
Robert Thompson


/s/ Daniel M. Pess         Executive Vice President, Chief      October 18, 1999
-----------------------    Operating Officer and Chief Financial
Daniel M. Pess             Officer (Principal Financial Officer
                           and Principal Accounting Officer)

    *                      Director                             October 18, 1999
-----------------------
Andre Szykier

    *                      Director                             October 18, 1999
-----------------------
Rino Bergonzi


    *                      Director                             October 18, 1999
-----------------------
Irwin Jacobs


    *                      Director                             October 18, 1999
-----------------------
Amy L. Newmark


* /s/ Daniel M. Pess
---------------------                                           October 18, 1999
By: Daniel M. Pess,
Attorney-in-Fact

Exhibits
                  Exhibit Index

         4.5*     Form  of  Warrant  issued  in  connection   with  the  private
                  placements consummated in October and November 1998 (Incorporated by reference to Exhibit 99-D to the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1998).

         4.6* Form of Warrant issued in connection with the private placement consummated in July 1997 (Incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form SB-2, No. 333-34667).

         4.7* Form of Representative's Purchase Option granted to GKN Securities Corp. (Incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form SB-2, No. 333-34667).

         4.8* Form of Purchase Option granted to Southeast Research Partners in connection with the private placements consummated in October and November 1998 (Incorporated by reference to Exhibit 4.8 to the Company's Amendment No. 1 to Form S-3 filed February 2, 1999).

         4.9* Certificate of Designations, Preferences and Other Rights and Qualifications of Series A Convertible Preferred Stock (Incorporated by reference to Exhibit 99-A to the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1998).

         4.10* Certificate of Correction to the Certificate of Designations, Preferences and Other Rights and Qualifications of Series A Convertible Preferred Stock (Incorporated by reference to
                  Exhibit 99-B to the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1998).

         4.11* Certificate of Designations, Preferences and Other Rights and Qualifications of Series B Convertible Preferred Stock (Incorporated by reference to Exhibit 99-C to the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1998).

         4.12* Certificate of Designations, Preferences and Other Rights and Qualifications of Series C Convertible Preferred Stock.

         4.13*    Form  of  Warrant  issued  in  connection   with  the  private
                  placement consummated in June and July of 1999.

         4.14* Form of Purchase Option granted to Seaboard Securities, Inc. in connection with the private placement consummated in June and July of 1999.

         4.15 Form of Purchase Option granted to GKN Securities Corp. in connection with the private placement consummated in June and July of 1999.

         5 Opinion of Olshan Grundman Frome Rosenzweig & Wolosky LLP with respect to the securities registered hereunder.

         23(a)*   Consent of PricewaterhouseCoopers LLP.

         23(c) Consent of Olshan Grundman Frome Rosenzweig & Wolosky LLP (included within Exhibit 5).

         24(a)* Powers of Attorney (included on the Signature page to the Registration Statement).

--------------------
*        Previously filed